Exhibit 99.1

MGT Capital Investments, Inc. Announces Rights Offering and Files Registration Statement

 ******

NEW YORK, October 4, 2011 - MGT Capital Investments, Inc. (“MGT”, “we”, or “the Company”) (AMEX: MGT.BC), announces that it filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) on October 3, 2011 (the “Registration Statement”) in connection with a direct rights offering (the “Rights Offering”) in which Company stockholders will receive non-transferable and non-tradable rights to purchase up to 31,640,472 shares of Company common stock.  The Company’s Board of Directors (the “Board”) approved the Rights Offering on October 3, 2011.

Each whole basic subscription privilege will entitle a holder to purchase 0.8 shares of our common stock for each (1) share owned as of the record date at a subscription price to be determined by the Board. The Company will set the record date in accordance with NYSE Amex LLC guidelines and in conjunction with the date of effectiveness of the Registration Statement. Company stockholders who exercise their Rights in full may also exercise an “oversubscription privilege” to purchase, on a pro rata basis, a portion of the unsubscribed shares subject to certain limitations.

The Rights Offering is expected to commence after the Registration Statement has been declared effective by the SEC. The offering period is expected to be set at no less than 14 days and no more than 45 days, subject to extension.

There can be no assurance that the Rights Offering will be completed. The Company reserves the right to change the terms of the Rights Offering or abandon the Rights Offering at any time prior to its consummation.

Alliance Advisors, L.L.C., is the Information Agent for the Rights Offering. Stockholders may direct questions regarding the Rights Offering to Alliance Advisors, L.L.C. at (973) 873-7700, 200 Broadacres Drive, 3rd Floor
 Bloomfield, NJ 07003.

A registration statement relating to the foregoing securities has not yet been declared effective by the SEC. The securities may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state

 About MGT Capital Investments, Inc.

MGT is a holding company comprised of MGT, the parent company, and its wholly-owned subsidiaries:  MGT Capital Investments (U.K.) Limited, MGT Investments (Gibraltar) Limited, and Medicsight Nominees Limited.  In addition we also have a controlling interest in our operating subsidiary, Medicsight Ltd., including its wholly owned subsidiaries.

Medicsight, a private UK company, is a medical technology company focusing on medical imaging software development and medical hardware devices. Medicsight had been listed on the AIM Market of the London Stock Exchange under the ticker symbol “MDST” until September 22, 2011.  The company provides Computer-Aided Detection (“CAD”) applications to analyze Computer Tomography (“CT”) scans in order to assist radiologists with early detection and measurement of colorectal polyps.  The CAD software received a CE Mark in 2009, which allows for sales in the European Union; In May of 2011, MDST’s software also received clearance from the U. S. FDA.  Revenue is presently limited as MDST attempts to commercialize its recent U.S. approval.  MDST has also developed an automated carbon dioxide medical inflation device and associated disposable tubing (MedicCO 2 LON) that is being commercialized in partnership with a global distributor.

On September 30, 2011, MGT held 83.75 million shares (53.85%) of the 155.5 million issued share capital of MDST.

Contact:

MGT Capital Investments, Inc.

Robert Ladd, Interim Chief Executive Officer
rladd@mgtci.com

Robert Traversa, Chief Financial Officer
rtraversa@mgtci.com